Exhibit 10.65

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

SECURITIES AND EXCHANGE
COMMISSION,
100 F St., NE
Washington, D.C. 20549,

Plaintiff,

v.

FEDERAL HOME LOAN MORTGAGE
  CORPORATION,
DAVID W. GLENN,
VAUGHN A. CLARKE,
ROBERT C. DEAN, and
NAZIR G. DOSSANI,

Defendants.

CONSENT OF DEFENDANT FEDERAL HOME LOAN MORTGAGE CORPORATION

1. Defendant Federal Home Loan Mortgage Corporation (“Defendant”) waives service of a summons and the Complaint in this action, enters a general appearance, and admits the Court’s jurisdiction over Defendant and over the subject matter of this action.

2. Without admitting or denying the allegations of the Complaint (except as to personal and subject matter jurisdiction, which Defendant admits), Defendant hereby consents to the entry of the final Judgment in the form attached hereto (the “Final Judgment”) and incorporated by reference herein, which, among other things:

(a)	permanently restrains and enjoins Defendant from violation of Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) [15

U.S.C. §§ 78j(b)], and Rule 10b-5 [17 C.F.R. § 240.10b-5] promulgated thereunder, and Section 17(a) of the Securities Act of 1933 (“Securities Act”) [15 U.S.C. §§ 77q(a)]; and

(b)	orders Defendant to pay disgorgement of $1, and a civil penalty in the amount of $50,000,000 pursuant to Section 20(d) of the Securities Act [15 U.S.C. § 77t(d)] and Section 21(d)(3) of the Exchange Act [15 U.S.C. § 78u(d)(3)].

3. Defendant acknowledges that the civil penalty paid pursuant to the Final Judgment may be distributed pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002. Regardless of whether any such Fair Fund distribution is made, the civil penalty shall be treated as a penalty paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Defendant agrees that it shall not, after offset or reduction of any award of compensatory damages in any Related Investor Action based on Defendant’s payment of disgorgement in this action, argue that it is entitled to, nor shall it further benefit by, offset or reduction of such compensatory damages award by the amount of any part of Defendant’s payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Defendant agrees that it shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this action. For purposes of this paragraph, a “Related Investor Action”

means a private damages action brought against Defendant by or on behalf of one or more investors based on substantially the same facts as alleged in the Complaint in this action.

4. Defendant agrees that it shall not seek or accept, directly or indirectly, reimbursement or indemnification from any source, including but not limited to payment made pursuant to any insurance policy, with regard to any civil penalty amounts that Defendant pays pursuant to the Final Judgment, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors. Defendant further agrees that it shall not claim, assert, or apply for a tax deduction or tax credit with regard to any federal, state, or local tax for any penalty amounts that Defendant pays pursuant to the Final Judgment, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors.

5. Defendant waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.

6. Defendant waives the right, if any, to a jury trial and to appeal from the entry of the Final Judgment.

7. Defendant enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Commission or any member, officer, employee, agent, or representative of the Commission to induce Defendant to enter into this Consent.

8. Defendant agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.

9. Defendant will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.

10. Defendant waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Defendant of its terms and conditions. Defendant further agrees to provide counsel for the Commission, within thirty days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Defendant has received and read a copy of the Final Judgment.

11. Consistent with 17 C.F.R. 202.5(f), this Consent resolves only the claims asserted against Defendant in this civil proceeding. Defendant acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability. Defendant waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. Defendant further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self-regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding.

12. Defendant understands and agrees to comply with the Commission’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegation in the complaint or order for proceedings.” 17 C.F.R. § 202.5. In compliance with this policy, Defendant agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the Complaint or creating the impression that the Complaint is without factual basis; and (ii) that upon the filing of this Consent, Defendant hereby withdraws any papers filed in this action to the extent that they deny any allegation in the Complaint. If Defendant breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket. Nothing in this paragraph affects Defendant’s: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

13. Defendant hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses, or costs expended by Defendant to defend against this action. For these purposes, Defendant agrees that Defendant is not the prevailing party in this action since the parties have reached a good faith settlement.

14. In connection with this action and any related judicial or administrative proceeding or investigation commenced by the Commission or to which the Commission is a party. Defendant (i) agrees to make available its employees and agents to appear and be interviewed by Commission staff at such times and places as the staff requests upon reasonable notice; (ii) will accept service by mail or facsimile transmission of notices or subpoenas issued by the Commission for documents or testimony at depositions, hearings, or trials, or in connection with any related investigation by Commission staff; (iii) appoints Defendant’s undersigned attorney as agent to receive service of such notices and subpoenas; (iv) with respect to such notices and subpoenas, waives the territorial limits on service contained in Rule 45 of the Federal Rules of Civil Procedure and any applicable local rules, provided that the party requesting the testimony reimburses Defendant’s travel, lodging, and subsistence expenses at the then-prevailing U.S. Government per diem rates; and (v) consents to personal jurisdiction over Defendant in any United States District Court for purposes of enforcing any such subpoena.

15. Defendant agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

16. Defendant agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

Federal Home Loan Mortgage Corporation

Dated: September 18, 2007	By: /s/ Robert Bostrom

Commonwealth of Virginia, County of Fairfax

On September 18, 2007, Robert Bostrom, a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of Federal Home Loan Mortgage Corporation as its Executive Vice President and General Counsel.

/s/  Linda Pitts
Notary Public
Commission expires: November 30, 2007
Notary Registration Number: 180186

Approved as to form:

/s/  Hyacinth Kucik
Hyacinth Kucik, Esq.
Vice President and Deputy General Counsel — Litigation
Federal Home Loan Mortgage Corporation

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

SECURITIES AND EXCHANGE
COMMISSION,
100 F St., NE
Washington, D.C. 20549,

Plaintiff,

v.

FEDERAL HOME LOAN MORTGAGE
  CORPORATION,
DAVID W. GLENN,
VAUGHN A. CLARKE,
ROBERT C. DEAN, and
NAZIR G. DOSSANI,

Defendants.

FINAL JUDGMENT AS TO
DEFENDANT FEDERAL HOME LOAN MORTGAGE CORPORATION

The Securities and Exchange Commission (“Commission”) having filed a Complaint and Defendant Federal Home Loan Mortgage Corporation having entered a general appearance; consented to the Court’s jurisdiction over Defendant and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment:

I.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) [15 U.S.C. § 78j(b)] and Ru1e 10b-5 promulgated thereunder [17 C.F.R. § 240.10b-5], by using any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, in connection with the purchase or sale of any security:

(a)	to employ any device, scheme, or artifice to defraud;

(b)	to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or

(c)	to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

II.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 17(a) of the Securities Act of 1933 [15 U.S.C. § 77q(a)] in the offer or sale of any security by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly:

(a)	to employ any device, scheme, or artifice to defraud;

(b)	to obtain money or property by means of any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

or

(c)	to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.

III.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant is liable for disgorgement of $1, and a civil penalty in the amount of $50,000,000.00 (fifty million) pursuant to Section 20(d) of the Securities Act [15 U.S.C. § 77t(d)] and Section 21(d)(3) of the Exchange Act [15 U.S.C. § 78u(d)(3)]. Defendant shall satisfy this obligation by paying $50,000,001.00 within ten business days to the Clerk of this Court, together with a cover letter identifying Federal Home Loan Mortgage Corporation as a defendant in this action; setting forth the title and civil action number of this action and the name of this Court; and specifying that payment is made pursuant to this Final Judgment. Defendant shall simultaneously transmit photocopies of such payment and letter to the Commission’s counsel in this action. By making this payment, Defendant relinquishes all legal and equitable right, title, and interest in such funds, and no part of the funds shall be returned to Defendant. Defendant shall pay post-judgment interest on any delinquent amounts pursuant to 28 USC § 1961.

The Clerk shall deposit the funds into an interest bearing account with the Court Registry Investment System (“CRIS”) or any other type of interest bearing account that is utilized by the Court. These funds, together with any interest and income earned thereon (collectively, the

“Fund”), shall be held in the interest bearing account until further order of the Court. In accordance with 28 U.S.C. § 1914 and the guidelines set by the Director of the Administrative Office of the United States Courts, the Clerk is directed, without further order of this Court, to deduct from the income earned on the money in the Fund a fee equal to ten percent of the income earned on the Fund. Such fee shall not exceed that authorized by the Judicial Conference of the United States.

The Commission may by motion propose a plan to distribute the Fund subject to the Court’s approval. Such a plan may provide that Fund shall be distributed pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002. Regardless of whether any such Fair Fund distribution is made, amounts ordered to be paid as civil penalties pursuant to this Judgment shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Defendant shall not, after offset or reduction of any award of compensatory damages in any Related Investor Action based on Defendant’s payment of disgorgement in this action, argue that it is entitled to, nor shall it further benefit by, offset or reduction of such compensatory damages award by the amount of any part of Defendant’s payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Defendant shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this Judgment. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Defendant by or on behalf of one or more investors based on substantially the same facts as alleged in the Complaint in this action.

IV.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein.

V.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment.

VI.

There being no just reason for delay, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, the Clerk is ordered to enter this Final Judgment forthwith and without further notice.

Dated:  ,

UNITED STATES DISTRICT JUDGE

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